As filed with the Securities and Exchange Commission on September 27, 2012

Registration No. 333-171106

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO THE

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MILLER ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	62-1028629
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9721 Cogdill Road, Suite 302, Knoxville, TN	37932
(Address of Principal Executive Offices)	(Zip Code)

Non-Plan Employee Options

Miller Petroleum, Inc. Stock Plan

(Full title of the plan)

Mr. Kurt C. Yost

SVP and General Counsel

Miller Energy Resources, Inc.

9721 Cogdill Road, Suite 302

Knoxville, TN  37932

(Name and address of agent for service)

(865) 223-6575

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY STATEMENT

This Post-Effective Amendment to Registration Statements on Form S-8 constitutes Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-171106, filed December 10, 2010.  This Post-Effective Amendment is being filed solely for the purpose of updating the reoffer prospectus that forms a part of this Post-Effective Amendment including information relating to the resale of control securities acquired or to be acquired by selling security holders listed under the “Selling Security Holders” section of the prospectus. The selling security holders have acquired or will acquire the securities pursuant to the Miller Petroleum, Inc. Stock Plan and/or our non-plan employee options. The reoffer prospectus contained herein has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reoffers or resales of the shares that have been or will be acquired by the selling security holders.

The inclusion of the individuals listed under the “Selling Security Holders” section of the prospectus does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by each selling security holder at his sole discretion and such individuals are listed as selling security holders solely to register the shares that each has received or will receive under the Miller Petroleum, Inc. Stock Plan and/or our non-plan employee options.

ii

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

REOFFER PROSPECTUS

MILLER ENERGY RESOURCES, INC.

3,500,000 Shares of Common Stock

The shares of our common stock covered by this prospectus may be offered and sold to the public by certain selling security holders of Miller. The selling security holders have acquired or will acquire the shares under the Miller Petroleum, Inc. Stock Plan and/or upon the exercise of non-plan employee options.

This prospectus also covers the resale of shares granted under the Miller Petroleum, Inc. Stock Plan and the non-plan employee options by persons who are our "affiliates" within the meaning of federal securities laws.  Affiliated selling security holders may sell all or a portion of the shares from time to time on the New York Stock Exchange or on such exchange as our common stock may be listed, in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices.

We will not receive any proceeds from sales of shares by selling security holders.

For a description of the plan of distribution of these shares, please see page 12 of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol MILL.  On September 24, 2012 the last sale price of our common stock was $5.13.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus to read about the risks of investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 27, 2012

The original date of this prospectus is December 10, 2010

When used herein, the terms “Miller,” "we," "our," and "us" refers to Miller Energy Resources, Inc., a Tennessee corporation, formerly known as Miller Petroleum, Inc., and our subsidiaries.  In addition, when used herein “fiscal 2012” refers to the fiscal year ended April 30, 2012, “fiscal 2011” refers to the year ended April 30, 2011 and “fiscal 2010” refers to the fiscal year ended April 30, 2010.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission (SEC).  Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov.  You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated herein by reference and made a part hereof:

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Annual Report on Form 10-K for the year ended April 30, 2012 as filed on July 16, 2012 and as amended on August 28, 2012 and September 6, 2012,

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Current Report on Form 8-K as filed on July 26, 2012,

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Current Report on Form 8-K as filed on July 27, 2012 and amended on August 1, 2012,

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Current Report on Form 8-K as filed on July 31, 2012,

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Current Report on Form 8-K as filed on August 17, 2012,

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Current Report on Form 8-K/A as filed on August 27, 2012,

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Current Report on Form 8-K as filed on September 4, 2012,

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Quarterly Report on Form 10-Q as filed on September 10, 2012,

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Current Report on Form 8-K as filed on September 21, 2012,

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Current Report on Form 8-K as filed on September 24, 2012, and

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Current Report on Form 8-K as filed on September 26, 2012.

In addition, all reports and documents filed by us pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents.  Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Written requests for such copies should be directed to Corporate Secretary, Miller Energy Resources, Inc., at 9721 Cogdill Road, Suite 302, Knoxville, TN  37932, telephone number (865) 223-6575.

OUR COMPANY

We are an independent exploration and production company that utilizes seismic data, and other technologies for geophysical exploration and development of oil and gas wells in the Appalachian region of eastern Tennessee and the Cook Inlet Basin in south central Alaska. In addition to our engineering and geological capabilities, we provide land drilling services on a contract basis to customers primarily engaged in natural gas exploration and production.

Our principal executive offices are located at 9721 Cogdill Road, Suite 302, Knoxville, TN  37932 and our telephone number is (865) 223-6575.  Our fiscal year end is April 30.  We maintain a corporate web site at www.millerenergyresources.com.  The information which appears on this web site is not part of this prospectus.

Unless specifically set forth to the contrary, when used in this prospectus the terms "we," "us," "ours," and similar terms refers to Miller Energy Resources, Inc., a Tennessee corporation formerly known as Miller Petroleum, Inc. and our subsidiaries, Miller Rig & Equipment, LLC, Miller Drilling TN, LLC and Miller Energy Services, LLC, East Tennessee Consultants, Inc., East Tennessee Consultants II, LLC, Miller Energy GP, LLC, and Cook Inlet Energy, LLC.

RISK FACTORS

Investing in our securities involves risk.  Our business, financial condition, operating results and cash flows can be impacted by a number of factors, any of which could cause our results to vary materially from recent results or from our anticipated future results. See the risk factors described in our Annual Report on Form 10-K for fiscal 2012, as amended, together with any material changes thereto contained in subsequent filed Quarterly Report on Form 10-Q, and those contained in our other filings with the SEC for our most recent fiscal year, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning our operations, economic performance and financial condition in this prospectus and our Annual Report on Form 10-K for fiscal 2012, as amended, and our subsequent filings with the SEC, and may make other forward-looking statements from time to time in other public filings, press releases and discussions with our management,. These forward-looking statements include information concerning future production and reserves, schedules, plans, timing of development, contributions from oil and gas properties, marketing and midstream activities, and also include those statements preceded by, followed by or that otherwise include the words “may,” “could,” “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that our expectations will prove to be correct.  We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise. These forward-looking statements involve risk and uncertainties. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

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the potential for Miller to experience additional operating losses;

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high debt costs under our existing senior credit facility;

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potential limitations imposed by debt covenants under our senior credit facility on our growth and our ability to meet our business objectives;

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our need to enhance our management, systems, accounting, controls and reporting performance;

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litigation risks;

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our ability to perform under the terms of our oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements;

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our ability to successfully acquire, integrate and exploit new productive assets in the future;

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our ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves;

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risks associated with the hedging of commodity prices;

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our dependence on third party transportation facilities;

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concentration risk in the market for the oil we produce in Alaska;

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the impact of natural disasters on our Cook Inlet Basin operations;

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adverse effects of the national and global economic downturns on our profitability;

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the imprecise nature of our reserve estimates;

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drilling risks;

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fluctuating oil and gas prices and the impact on our results from operations;

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the need to discover or acquire new reserves in the future to avoid declines in production;

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differences between the present value of cash flows from proved reserves and the market value of those reserves;

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the existence within the industry of risks that may be uninsurable;

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constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level;

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the impact that future legislation could have on access to tax incentives currently enjoyed by Miller;

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that no dividends may be paid on our common stock for some time;

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cashless exercise provisions of outstanding warrants;

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market overhang related to restricted securities and outstanding options, and warrants;

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the impact of non-cash gains and losses from derivative accounting on future financial results; and

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risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made in this prospectus, our Annual Report on Form 10-K for fiscal 2012, as amended, and our subsequent filings with the SEC.  Readers are cautioned not to place undue reliance on these forward-looking statements, and readers should carefully review this prospectus and our Annual Report on Form 10-K for fiscal 2012, as amended, in their entirety, including the risks described in Item 1A. Risk Factors, as well as our subsequent filings with the SEC. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds we may receive from the exercise of options granted under the 2010 Plan or the non-plan employee options will be used for general working capital.

MILLER PETROLEUM, INC. STOCK PLAN

On April 15, 2010, our Board of Directors approved the Miller Petroleum, Inc. Stock Plan, or 2010 Plan, and recommended the adoption of the 2010 Plan by our stockholders. On April 26, 2010 at a special meeting of the shareholders, our shareholders approved and adopted the 2010 Plan.

The purpose of the 2010 Plan is to advance the interests of our company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of our company is largely dependent.  We believe that the 2010 Plan provides an incentive to such persons to continue in our service, to perform at and above targeted levels, and to give them a greater interest as shareholders in our success.  We have reserved 3,000,000 shares of our common stock for issuance under this plan.  Options and restricted stock awards may be granted under the 2010 Plan only to our employees, officers or directors, or to members of any advisory panel or board established at the direction of the Board. As of September 24, 2012, we have granted options in the amount of 2,850,000 shares of our common stock under the plan, with exercise prices ranging from $2.92 per share to $6.94 per share.

Administration and Eligibility

The 2010 Plan is administered by the Compensation Committee of our board of directors.  The Compensation Committee determines, from time to time, those of our employees, executive officers and/or directors to whom stock awards or plan options will be granted, the terms and provisions of each such grant, the dates such grants will become exercisable, the number of shares subject to each grant, the purchase price of such shares and the form of payment of such purchase price.  All other questions relating to the administration of the 2010 Plan and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Compensation Committee.

Amendment and Termination of the 2010 Plan

The board of directors may amend, suspend or terminate the 2010 Plan at any time, except that no amendment shall be made which:

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increases the total number of shares subject to the plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in our capitalization),

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affects outstanding options or any exercise right thereunder,

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extends the term of any option beyond 10 years, or

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extends the termination date of the plan.

Unless the plan is suspended or terminated by the board of directors, the 2010 Plan will terminate on April 15, 2020. Any termination of the 2010 Plan will not affect the validity of any options previously granted thereunder.

Grants under the 2010 Plan

The 2010 Plan provides for the grant of restricted stock awards, deferred stock grants, stock appreciation rights, incentive stock options, or ISOs, qualifying as ISOs under Section 422 of the Internal Revenue Code and non-statutory stock options, or NSOs, that do not so qualify.  Any option granted under the 2010 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant.  The 2010 Plan also permits the granting of restricted stock awards.

Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market.

Adjustment Upon Changes in Capitalization or other Corporate Events

The 2010 Plan provides that, in the event of any dividend, other than a cash dividend, payable on shares of our common stock, stock split, reverse stock split, combination or exchange of shares, or other similar event occurring after the grant of an award which results in a change in the shares of our common stock as a whole, (i) the number of shares issuable in connection with any such award and the purchase price thereof, if any, will be proportionately adjusted to reflect the occurrence of any such event and (ii) the Compensation Committee will determine whether such change requires an adjustment in the aggregate number of shares reserved for issuance under the 2010 Plan or to retain the number of shares reserved and available under the plan in their sole discretion. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Compensation Committee may declare that each option granted under the plan shall terminate as of a date to be fixed by the committee; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant’s option, in whole or in part, including as to options not otherwise exercisable.

Assignability of Plan Options and Termination of Employment

All plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee, except as provided by the Compensation Committee. If an optionee shall die while our employee, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee’s right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators. Options are also subject to termination by the Compensation Committee under certain conditions.

In the event of termination of employment because of death while an employee, or because of disability, the optionee’s options may be exercised not later than the expiration date specified in the option or six months after the optionee’s death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or 180 days after the optionee’s retirement, whichever date is earlier. If an optionee’s employment by us terminates because of disability and such optionee does not die within the following three months after termination, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or six months after termination of employment, whichever date is earlier. If an optionee’s employment terminates for any reason other than death or disability, the optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to 30 days following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options, which were then exercisable, within the time specified herein, the options shall terminate. If an optionee’s employment is terminated for cause, the optionee’s vested but unexercised options shall terminate.  If an optionee’s employment terminates for any reason other than death, disability or retirement, all rights to exercise the option will terminate, except as otherwise provided under the plan.

Summary of Federal Tax Consequences

The following is only a brief summary of the effect of federal income taxation on an optionee under the 2010 Plan. Effective January 1, 2006, we adopted Financial Accounting Standards Board (FASB) ASC Topic 718.  This Statement requires that compensation costs related to share-based payment transactions, such as stock options or restricted stock award, be recognized in the financial statements.  Under ASC Topic 718, an optionee, recipient of a restricted stock award and our company will be subject to certain tax consequences and accounting charges, regardless of the type of option or restricted stock award.

Options granted under the 2010 Plan may be either ISOs which satisfy the requirements of Section 422 of the Internal Revenue Code or NSOs which do not meet such requirements. The federal income tax treatment for the two types of options differs, as summarized below.

•          ISOs. No taxable income is recognized by an optionee at the time of the grant of an ISO, and no taxable income is generally recognized at the time an ISO is exercised. However, the excess of the fair market value of the common stock received upon the exercise of an ISO over the exercise price is includable in the employee’s alternative minimum taxable income and may be subject to the alternative minimum tax, or AMT. For AMT purposes only, the basis of the common stock received upon exercise of an ISO is increased by the amount of such excess.

An optionee will recognize taxable income in the year in which the purchased shares acquired upon exercise of an ISO are sold or otherwise disposed. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. An optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two years after the grant date of the option and more than one year after the exercise date. If an optionee fails to satisfy either of these two holding periods prior to sale or disposition, then a disqualifying disposition of the purchased shares will result.

Upon a qualifying disposition, an optionee will recognize long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale or other disposition of the purchased shares and the exercise price paid for the shares except that, for AMT purposes, the gain or loss would be the difference between the amount realized upon the sale or other disposition of the purchased shares and the employee’s basis increased as described above. If there is a disqualifying disposition of the shares, then the optionee will generally recognize ordinary income to the extent of the lesser of the difference between the exercise price and the fair market value of the common stock on the date of exercise, or the amount realized on such disqualifying disposition. Any additional gain recognized upon the disposition will be capital gain. If the amount realized is less than the exercise price, the optionee will, in general, recognize a capital loss. If the optionee makes a disqualifying disposition of the purchased shares, we are required to report such ordinary income on form W-2, and we will then be entitled to an income tax deduction, for the taxable year in which such disposition occurs, to the extent the optionee recognizes ordinary income. In no other instance will we be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

•          NSOs. No taxable income is recognized by an optionee upon the grant of an NSO. The optionee will in general recognize ordinary income, in the year in which an NSO is exercised, equal to the excess of the fair market value of purchased shares on the date of exercise over the exercise price paid for such shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon a subsequent sale of the purchased shares, the optionee will generally recognize either a capital gain or a capital loss depending on whether the amount realized is more or less than the exercise price. We are required to report such ordinary income on form W-2 or 1099 as appropriate, and we will then be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to an exercised NSO. The deduction will in general be allowed for our taxable year in which ordinary income is recognized by the optionee in connection with the acquisition of the option shares.

•          Restricted Stock. Unless the recipient of a restricted stock grant elects to treat such grant as ordinary income at the time the grant is made, the recipient does not recognize taxable income upon the grant of restricted stock. Instead, the recipient will recognize ordinary income at the time of vesting, i.e. when the restrictions on the grant lapse, equal to the fair market value of the restricted shares on the vesting date minus any amount paid for the restricted shares. At the time that the recipient recognizes ordinary income in respect of the restricted stock grant, we are required to report such ordinary income on form W-2 or 1099 as appropriate and we will then be entitled to a tax deduction for compensation expense equal to the amount of ordinary income recognized by the recipient.

Restrictions Under Securities Laws

The sale of all shares issued under the 2010 Plan must be made in compliance with federal and state securities laws.  Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption.  Our officers, directors and 10% and greater stockholders may also become subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

NON-PLAN EMPLOYEE OPTIONS

Employment Agreement with Mr. Boruff

Effective August 1, 2008, we entered into an employment agreement, as amended in September 2008 and December 2010, with Mr. Scott M. Boruff pursuant to which Mr. Boruff serves as our Chief Executive Officer for an initial term of five years, subject to additional one-year renewal periods.  Under the terms of the agreement, as amended, Mr. Boruff’s compensation consists of a base salary, incentive bonuses, certain benefits, and certain equity grants, including 10 year options to purchase 250,000 shares of our common stock at an exercise price per share of $0.33, with vesting in equal annual installments over a period of four years from the grant date, or immediately upon a change of control of our company as described in the agreement.  As of the date of this prospectus, options to purchase 250,000 shares have vested. These non-plan options are exercisable at any time and from time to time from the date of vesting until the expiration date by the holder; the exercise price is payable in cash at the time of exercise.  Upon the termination of Mr. Boruff’s employment with our company, he is entitled to retain any vested options and there are no restrictions on his ability to transfer the options once vested.

Compensatory grants to Mr. Boyd

Mr. Boyd, who served as our Chief Financial Officer from September 2008 to September 2011, is not a party to an employment agreement with our company.  At the time he joined our company we granted Mr. Boyd two five year options to purchase a total of 250,000 shares of our common stock at an exercise price of $0.40 per share which expire in September 2013.  All of these options have vested.  In addition, in February 2010 our Board granted Mr. Boyd five year options to purchase 25,000 shares of our common stock at an exercise price of $2.52 per share which vested in May 2010. These non-plan options are exercisable at any time and from time to time from the date of vesting until the expiration date by the holder; the exercise price is payable in cash at the time of exercise.  Upon the termination of Mr. Boyd’s employment with our company, he is entitled to retain any vested options and there are no restrictions on his ability to transfer the options once vested.

Other employee non-plan options

In February 2010 we granted five year non-plan options to purchase a total of 125,000 shares of our common stock at an exercise price of $2.52 per share to five employees which vested in May 2010. These non-plan options are exercisable at any time and from time to time from the date of vesting until the expiration date by the holder; the exercise price is payable in cash at the time of exercise.  Upon the termination of the employee’s employment with our company, the employee is entitled to retain any vested options and there are no restrictions on his ability to transfer the options once vested.

Restrictions Under Securities Laws

The sale of all shares issued under the non-plan employee options must be made in compliance with federal and state securities laws.  Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption.  Our officers, directors and 10% and greater stockholders may also become subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

SELLING SECURITY HOLDERS

At September 24, 2012 there were 43,168,837 shares of our common stock issued and outstanding.  The information under this heading relates to resales of shares covered by this prospectus by persons who are our "affiliates" as that term is defined under federal securities laws.  These persons will be members of our Board of Directors, executive officers and/or employees of our company.  Shares issued pursuant to this prospectus to our affiliates are "control" shares under federal securities laws.

The following table sets forth:

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the name of each affiliated selling security holder,

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the amount of common stock owned beneficially, directly or indirectly, by each affiliated selling security holder,

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the maximum amount of shares to be offered by the affiliated selling security holders pursuant to this prospectus, and

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the amount of common stock to be owned by each affiliated selling security holder following sale of the shares.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right.  The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon our books and records and the information provided by our transfer agent.

We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table.  Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the affiliated selling security holders upon termination of the offering made hereby.  We have therefore assumed, for the purposes of the following table, that the affiliated selling security holders will sell all of the shares owned by them, which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

Persons who receive stock grants under the 2010 Plan and/or the non-plan employee options and are deemed affiliates, may effect sales of shares of common stock covered hereby not in excess of 1% of our outstanding common stock in any three-month period.

Grants may be made to affiliates in the future which we are not able to identify at this time.  Before any of our affiliates sell any of his shares received under the 2010 Plan and/or the non-plan employee options, we will supplement this prospectus with the required information regarding the names of the persons selling, the total number of shares owned by these persons and the number of shares proposed to be sold under this prospectus.

Name of selling security holder	Number of shares owned (1)	Shares to be offered	Shares to be owned after offering	% owned after offering
Deloy Miller (2)	2,388,134	350,000	2,154,801	4.9%
Scott Boruff (3)	5,440,395	750,000	4,857,061	10.9%
Herman Gettelfinger (4)	842,579	140,000	775,913	1.8%
David M. Hall (5)	1,648,451	100,000	1,581,783	3.6%
General Merrill A. McPeak (6)	295,120	340,000	95,120	<1%
Catherine A. Rector (7)	–	5,000	–	<1%
Charles Stivers (8)	153,780	140,000	87,114	<1%
Don A. Turkleson (9)	82,050	40,000	82,050	<1%
David J. Voyticky (10)	985,301	300,000	785,301	1.8%

————————

1

The inclusion of any shares as deemed beneficially owned does not constitute an admission of beneficial ownership by the named shareholder.

2

The number of shares owned by Mr. Miller includes 200,000 shares of common stock underlying options with an exercise price of $5.94 per share, 33,333 shares of common stock underlying options with an exercise price of $6.534 per share, and 83,333 shares of common stock underlying options with an exercise price of $5.89 per share. The number of shares owned by Mr. Miller excludes options to purchase 100,000 shares of our common stock exercisable at $5.94 per share, options to purchase 16,666 shares of our common stock at $6.534 per share, and options to purchase 116,667 shares of our common stock at $5.89 per share which have not yet vested. The number of shares to be offered includes:

•

300,000 shares of common stock underlying options with an exercise price of $5.94 per share granted under the 2010 Plan, and

•

50,000 shares of common stock underlying options with an exercise price of $6.534 per share granted under the 2010 Plan.

3

The number of shares owned by Mr. Boruff includes 8,000 shares owned for the benefit of his minor children, 250,000 shares of our common stock underlying options with an exercise price of $0.33 per share, 300,000 shares of our common stock underlying options with an exercise price of $5.94 per share, 33,334 shares of our common stock underlying options with an exercise price of $6.534 per share, 625,000 shares of our common stock underlying options with an exercise price of $6.00 per share, and 83,333 shares of our common stock underlying options with an exercise price of $5.89 per share. The number of shares owned by Mr. Boruff excludes options to purchase an additional 150,000 shares of our common stock exercisable at $5.94, options to purchase an additional 16,666 shares exercisable at $6.534, options to purchase an additional 1,875,000 shares exercisable at $6.00, and options to purchase an additional 166,667 shares exercisable at $5.89 which have not yet vested. The number of shares to be offered includes:

•

450,000 shares of common stock underlying options with an exercise price of $5.94 per share granted under the 2010 Plan,

•

50,000 shares of common stock underlying options with an exercise price of $6.534 per share granted under the 2010 Plan, and

•

250,000 shares of common stock underlying non-plan employee options with an exercise price of $0.33 per share.

4

The number of shares owned by Mr. Gettelfinger includes 225,000 shares owned by his wife and 4,000 shares owned by a partnership over which he exercises voting and dispositive control, options to purchase 66,666 shares of our common stock at an exercise price of $5.94 per share, and options to purchase 40,000 shares of our common stock at $5.89 per share. The number of shares owned by Mr. Gettelfinger excludes options to purchase 33,334 shares of common stock at an exercise price of $5.94 and options to purchase 40,000 shares of common stock at an exercise price of $3.84 which have not yet vested. The number of shares offered by Mr. Gettelfinger includes:

•

100,000 shares of common stock underlying options with an exercise price of $5.94 per share granted under the 2010 Plan, and

•

40,000 shares of common stock underlying options with a price of $3.84 per share granted under the 2010 Plan.

5

The number of shares owned by Mr. Hall includes 711,000 shares underlying warrants with an exercise price of $1.00 per share, 480,000 shares of our common stock underlying warrants with an exercise price of $2.00, 66,668 shares of our common stock underlying options with an exercise price of $5.94 per share, and 58,333 shares of common stock underlying options with an exercise price of $5.89 per share. The number of shares owned by Mr. Hall excludes options to purchase an additional 33,332 shares of our common stock exercisable at $5.94, and options to purchase 116,667 shares of our common stock at $5.89 which have not yet vested. The number of shares to be offered includes 100,000 shares of common stock underlying options with an exercise price of $5.94 per share granted under the 2010 Plan.

6

The number of shares owned by General McPeak includes 15,000 shares held in a family trust over which he exercises voting and dispositive control, options to purchase 133,334 shares of our common stock at an exercise price of $5.94, options to purchase 66,666 shares of our common stock at an exercise price of $4.98, and options to purchase 40,000 shares of our common stock at an exercise price of $5.89. The number of shares owned by General McPeak excludes options to purchase 66,666 shares of common stock at an exercise price of $5.94, options to purchase 33,334 shares of our common stock at an exercise price of $4.98, and options to purchase 40,000 shares of our common stock at $3.84 per share which have not yet vested. The number of shares to be offered includes:

•

200,000 shares of common stock underlying options with an exercise price of $5.94 per share granted under the 2010 Plan, and

•

100,000 shares of common stock underlying options with an exercise price of $4.98 per share granted under the 2010 Plan.

•

40,000 shares of common stock underlying options with an exercise price of $3.84 per share granted under the 2010 Plan.

7

The number of shares owned by Ms. Rector excludes a restricted stock grant of 5,000 shares which has not yet vested, and options to purchase 45,000 shares of our common stock at an exercise price of $3.85 per share.  The number of shares offered by Ms. Rector includes 5,000 shares of common stock granted under the 2010 Plan.

8

The number of shares owned by Mr. Stivers includes options to purchase 66,666 shares of common stock at an exercise price of $5.94, and options to purchase 40,000 shares of common stock at an exercise price of $5.89, but excludes options to purchase 33,334 shares of common stock at an exercise price of $5.94 and options to purchase 40,000 shares of our common stock at an exercise price of $3.84 which have not yet vested.  The number of shares offered by Mr. Stivers includes:

•

100,000 shares of common stock underlying options with an exercise price of $5.94 per share granted under the 2010 Plan; and

•

40,000 shares of common stock underlying options with an exercise price of $3.84 granted under the 2010 Plan.

9

The number of shares owned by Mr. Turkleson includes 33,333 shares of our common stock underlying options with an exercise price of $5.22 and 40,000 shares of our common stock underlying options with an exercise price of $5.89, but excludes 66,667 shares underlying options with an exercise price of $5.22 and 40,000 shares underlying options with an exercise price of $3.84 which have not yet vested.  The number of shares offered by Mr. Turkleson includes 40,000 shares of common stock underlying options with an exercise price of $3.84 granted under the 2010 Plan.

10

The number of shares owned by Mr. Voyticky includes options to purchase 133,334 shares of our common stock at an exercise price of $5.94, options to purchase 66,666 shares of our common stock at an exercise price of $4.98, options to purchase 50,000 shares of our common stock at an exercise price of $5.89, and 575,000 shares underlying options to purchase our common stock at an exercise price of $5.35. The number of shares owned by Mr. Voyticky excludes options to purchase 66,666 shares of common stock at an exercise price of $5.94, options to purchase 33,334 shares of our common stock at an exercise price of $4.98, options to purchase 100,000 shares of our common stock at $5.89 per share, and options to purchase 1,725,000 shares at an exercise price of $5.35 which have not yet vested. The number of shares to be offered includes:

•

200,000 shares of common stock underlying options with an exercise price of $5.94 per share granted under the 2010 Plan, and

•

100,000 shares of common stock underlying options with an exercise price of $4.98 per share granted under the 2010 Plan.

PLAN OF DISTRIBUTION

The information under this heading includes resales of shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws.

The shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices.  The selling security holders in connection with sales of securities may pay usual and customary, or specifically negotiated, brokerage fees or commissions.

The selling security holders may sell shares in one or more of the following methods, which may include crosses or block transactions:

•

on the New York Stock Exchange or on such exchanges or over-the-counter markets on which our shares may be listed or quoted from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, or through brokers, acting as principal or agent;

•

in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or

•

through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of our company and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act of 1933 for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

We have advised the selling security holders that, at the time a resale of the shares is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Securities Exchange Act of 1934.  With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

Sales of securities by us and the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anna East Corcoran, Assistant General Counsel, Miller Energy Resources, Inc. 9721 Cogdill Road, Suite 302, Knoxville, TN  37932.  Mrs. Corcoran is the owner of 1,750 unvested restricted shares and options to purchase 150,000 shares of our common stock exercisable between April 27, 2011 and May 27, 2021 at exercise prices ranging from $5.89 to $5.94.

EXPERTS

The consolidated financial statements of Miller Energy Resources, Inc. and subsidiaries as of April 30, 2012 and 2011, and for the years then ended, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Miller Energy Resources, Inc. and subsidiaries as of April 30, 2010, and for the year then ended, has been incorporated by reference herein in reliance upon the report of Sherb & Co., LLP, independent registered accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION

The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:

•

the director or officer acted in good faith;

•

in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interest;

•

in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation; and

•

in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his conduct was unlawful.

In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instituted because of his or her status as an officer or director of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if the officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the Tennessee Business Corporation Act provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that:

•

the officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation;

•

the officer or director was adjudged liable on the basis that personal benefit was improperly received by him or her; or

•

the officer or director breached his or her duty of care to the corporation.

Our Board of Directors has adopted these provisions to indemnify our directors, executive officers and agents.

The Tennessee Business Corporation Act also provides that a corporation may limit the liability of a director for monetary damages in the event of a breach of fiduciary duty. Our shareholders approved an amendment to our charter to provide for this limitation on our directors’ liability.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by us with the SEC are incorporated herein by reference and made a part hereof:

•

Annual Report on Form 10-K for the year ended April 30, 2012 as filed on July 16, 2012 and as amended on August 28, 2012 and September 6, 2012,

•

Current Report on Form 8-K as filed on July 26, 2012,

•

Current Report on Form 8-K as filed on July 27, 2012 and amended on August 1, 2012,

•

Current Report on Form 8-K as filed on July 31, 2012,

•

Current Report on Form 8-K as filed on August 17, 2012,

•

Current Report on Form 8-K/A as filed on August 27, 2012,

•

Current Report on Form 8-K as filed on September 4, 2012,

•

Quarterly Report on Form 10-Q as filed on September 10, 2012,

•

Current Report on Form 8-K as filed on September 21, 2012,

•

Current Report on Form 8-K as filed on September 24, 2012, and

•

Current Report on Form 8-K as filed on September 26, 2012.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Written requests for such copies should be directed to Corporate Secretary, at 9721 Cogdill Road, Suite 302, Knoxville, TN  37932, telephone number (865) 223-6575.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:

•

the director or officer acted in good faith;

•

in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interest;

•

in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation; and

•

in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his conduct was unlawful.

In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instituted because of his or her status as an officer or director of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if the officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the Tennessee Business Corporation Act provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that:

•

the officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation;

•

the officer or director was adjudged liable on the basis that personal benefit was improperly received by him or her; or

•

the officer or director breached his or her duty of care to the corporation.

Our Board of Directors has adopted these provisions to indemnify our directors, executive officers and agents.

The Tennessee Business Corporation Act also provides that a corporation may limit the liability of a director for monetary damages in the event of a breach of fiduciary duty. Our shareholders approved an amendment to our charter to provide for this limitation on our directors’ liability.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.	Exemption From Registration Claimed.

Persons eligible to receive grants under the 2010 Plan will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision.  The recipient must express an investment intent and, in the absence of registration under the Securities Act of 1933, consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Form of non-plan employee option *
4.2	Form of non-plan employee option granted to Scott M. Boruff *
4.3	Forms of non-plan employee options granted to Paul W. Boyd *
5.1	Opinion of Anna East Corcoran**
10.1	Miller Petroleum, Inc. Stock Plan (1)
23.1	Consent of KPMG LLP**
23.2	Consent of Sherb & Co., LLP **
23.3	Consent of Anna East Corcoran (included in Exhibit 5.1 hereof)**

————————

*

Previously filed

**

Filed herewith

(1)

Incorporated by reference to the Current Report on Form 8-K as filed on April 29, 2010.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

1.         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.         That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

4.         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of an included in the registration statement as of the date it is first used after effectiveness.

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee on September 27, 2012.

Miller Energy Resources, Inc.

By: /s/ Scott M. Boruff
Scott M. Boruff, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott M. Boruff his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Deloy Miller Deloy Miller	Chairman of the Board of Directors	September 27, 2012

/s/ Scott M. Boruff Scott M. Boruff	Chief Executive Officer, director, principal executive officer	September 27, 2012

/s/ David J. Voyticky David J. Voyticky	President, Acting Chief Financial Officer, director, principal financial officer	September 27, 2012

/s/ Catherine A. Rector Catherine A. Rector	Vice President, Chief Accounting Officer, principal accounting officer	September 27, 2012
/s/ David M. Hall David M. Hall	Director	September 27, 2012

/s/ Merrill A. McPeak Merrill A. McPeak	Director	September 27, 2012

/s/ Herman E. Gettelfinger Herman E. Gettelfinger	Director	September 27, 2012

/s/ Gerald Hannahs Gerald Hannahs	Director	September 27, 2012

/s/ Charles M. Stivers Charles M. Stivers	Director	September 27, 2012

/s/ Don A. Turkleson Don A. Turkleson	Director	September 27, 2012

II-4